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                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    August 15, 2005
                                                ----------------------

                                DeVRY INC.
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       (Exact name of registrant as specified in its charter)


          DELAWARE               1-13988              36-3150143
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(State or other jurisdiction    (Commission       (IRS Employer
 of incorporation)               File Number)      Identification No.)


 ONE TOWER LANE, OAKBROOK TERRACE, IL                      60181
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          (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code   (630)571-7700
                                                  --------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Total number of pages: 3

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                                DEVRY INC.
                              FORM 8-K INDEX


                                                                Page No.
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Item 2.06 - Material Impairments                                   3

Signatures                                                         3




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Item 2.06 - Material Impairments

During the fourth quarter of fiscal 2005, the Company received an offer to sell its building located at 925 South Niagara Street, in Denver, Colorado. This building was acquired in 1999 with the acquisition of Denver Technical College. On June 15, 2005, the Company entered into an agreement to sell this building and concluded that, based upon the expected selling price, a charge for impairment to this asset was required. The sale was contingent upon completion of due diligence by the prospective purchasers. Upon sale of the building, DeVry University would relocate classes held at this facility to other Denver-area sites.

On August 11, 2005, the Company was notified by the prospective purchasers that they were terminating the sales contract because of their assessment of the condition of the building. The Company has not actively marketed this building nor has it received any further offers of purchase.

Based upon the original offer to purchase, the Company estimated that it would take a charge of approximately $1.0 million in the fourth quarter of fiscal 2005, reflecting the contractual selling price less estimated selling costs. With that offer now terminated, the Company believes it is appropriate to take an additional charge of $0.5 million for a total of $1.5 million in the fourth quarter of fiscal 2005 to reflect the building value contained in a recent real estate appraisal of the property.

No future cash expenditures are anticipated related to this impairment charge.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              DEVRY INC.
                                              -----------
                                             (REGISTRANT)


Date:  August 18, 2005                       /s/Ronald L. Taylor
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                                             Ronald L. Taylor
                                             Chief Executive Officer


Date:  August 18, 2005                       /s/Norman M. Levine
                                             -----------------------
                                             Norman M. Levine
                                             Senior Vice President and
                                             Chief Financial Officer